UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 23, 2021

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

1045 Progress Circle

Lawrenceville, Georgia 30043

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01 Other Information.

As previously announced, on October 29, 2021, Boxlight Corporation, a Nevada corporation (the “Company”), and its wholly owned subsidiary, Boxlight, Inc. (“Boxlight”), entered into a membership interest purchase agreement (the “Purchase Agreement”) with FrontRow Calypso LLC, a Delaware limited liability company (“FrontRow”), and the FrontRow equity holders, Phonic Ear Inc. and Calypso Systems LLC (the “Equityholders”), pursuant to which the Company will acquire from the Equityholders 100% of the membership interests of FrontRow in exchange for payment of $30,000,000, less FrontRow indebtedness as of the closing date and certain transaction expenses, plus certain working capital adjustments (the “Purchase Price”). It is anticipated that, based upon such adjustments, the final Purchase Price will be approximately $34,000,000.

In order to finance the acquisition of FrontRow, the Company is presently negotiating a maximum $60 million term loan credit facility (the “Credit Facility”) with a new senior secured lender, which Credit Facility, if consummated, will have a term of four years and will be guaranteed by substantially all of the direct and indirect subsidiaries of the Company, including Boxlight and FrontRow (collectively, the “Loan Parties”). The proposed Credit Facility is subject to a number of conditions to consummation and funding, including (i) establishment of an adequate borrowing base, (ii) receiving third party appraisals acceptable to the lender of the accounts receivables, inventory and intellectual property of the Loan Parties, and (iii) obtaining a satisfactory quality of earnings report, each of which is being evaluated in advance of closing. In addition, closing on the Credit Facility will be subject to certain other closing conditions, including entry into an acceptable convertible note subordination agreement among the new senior secured lender, Lind Global Asset Management, LLC, and the Company. Upon closing on the Credit Facility and receiving adequate funding, the Company intends to promptly close on the FrontRow acquisition and pay off the Company’s existing senior secured debt with Sallyport Financial Corporation.

The closing is currently scheduled for December 30, 2021. There can be no assurance that the refinancing and the closing of the FrontRow acquisition will be timely consummated, if at all.

The foregoing description of the Credit Facility does not purport to be complete and will be updated upon closing on the Credit Facility and the FrontRow acquisition, at which time the Credit Facility will be filed as an exhibit to the Current Report on Form 8-K.

Forward Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements as to the terms and conditions of the Credit Facility, the Company’s ability to close on the Credit Facility and the Company’s ability to close on the FrontRow acquisition. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Statements regarding future events are based on the parties’ current expectations and are necessarily subject to associated risks related to, among other things, the Company’s ability to close on the Credit Facility and its acquisition of FrontRow. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. For information regarding other related risks, see the “Risk Factors” section of the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The forward-looking statements included herein are made only as of the date hereof, and the Company undertakes no obligation to revise or update any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2021

BOXLIGHT CORPORATION

By:	/s/ Michael Pope
Name:	Michael Pope
Title:	Chief Executive Officer